UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): June 26, 2006

AMERICAN ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I,
300 E. Mallard, Suite 300
Boise, Idaho		83706
(Address of principal executive offices)		(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Item 5.02  Departure of Directors or Principal Officers; Appointment of Principal Officers.

On June 27, 2006 the Company issued a press release titled “AMERICAN ECOLOGY ANNOUNCES APPOINTMENT OF NEW CHIEF ACCOUNTING OFFICER” disclosing that Michael J. Gilberg has resigned his position as the Company’s Chief Accounting Officer effective July 28, 2006 and the appointment of Jeffrey R. Feeler as the Company’s Chief Accounting Officer effective July 28, 2006.

A copy of the press release is attached as exhibit 99 and incorporated by reference herein.

Exhibit 99	Press Release, dated June 27, 2006, entitled “AMERICAN ECOLOGY ANNOUNCES APPOINTMENT OF NEW CHIEF ACCOUNTING OFFICER ”

Item 8.01  Other Events.

On June 27, 2006 the Company issued a press release subtitled “Company also announces plans to purchase additional gondola railcars” disclosing that the Company intended to purchase approximately 80 additional railcars for approximately $6 million with cash on hand.

A copy of the press release is attached as exhibit 99 and incorporated by reference herein.

Exhibit 99	Press Release, dated June 27, 2006, entitled “AMERICAN ECOLOGY ANNOUNCES APPOINTMENT OF NEW CHIEF ACCOUNTING OFFICER ”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: June 27, 2006	By:	/S/ Michael J. Gilberg
Michael J. Gilberg
Vice President & Controller, Chief Accounting
Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99	Press Release, dated June 27, 2006, entitled “AMERICAN ECOLOGY ANNOUNCES APPOINTMENT OF NEW CHIEF ACCOUNTING OFFICER ”